SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report
(date of earliest event reported)
May 28, 2004

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	not applicable

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8200 Dixie Road, Suite 100, Brampton, Ontario, Canada	L6T 5P6

(address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (905) 863-0000.

Item 5. Other Events

On May 28, 2004, the Registrant issued the press release attached hereto as Exhibit 99.1, and such press release is incorporated in its entirety by reference herein. A copy of the letter agreement containing the waiver and related amendments to the EDC Agreement referred to therein is filed herewith as Exhibit 99.2.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits.

99.1	Press release issued by the Registrant on May 28, 2004.

99.2	Letter Agreement dated May 28, 2004 between Nortel Networks Limited and Export Development Canada.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION
By:	/s/ William R. Kerr
William R. Kerr
Chief Financial Officer

By:	/s/ Gordon A. Davies
Gordon A. Davies
Assistant Secretary

Dated: May 31, 2004

EXHIBIT INDEX

99.1	Press release issued by the Registrant on May 28, 2004.

99.2	Letter Agreement dated May 28, 2004 between Nortel Networks Limited and Export Development Canada.